Exhibit 10.5

CORPORATE GOVERNANCE PRINCIPLES
OF THE BOARD OF DIRECTORS
OF VR HOLDINGS, INC.

The Board of Directors, as representatives of the stockholders, is committed to the achievement of business success and the enhancement of long-term stockholder value with the highest standards of integrity and ethics.  In that regard, the Board has adopted these principles to provide an effective corporate governance framework for VR Holdings, Inc., intending to reflect a set of core values that provide the foundation for the Company’s governance and management systems and its interactions with others.

1.

Ethics and Values.  The Board and management are jointly responsible for managing and operating the Company’s business with the highest standards of responsibility, ethics and integrity.  In that regard, the Board expects each director, as well as each member of senior management, to lead by example in a culture that emphasizes trust, integrity, honesty, judgment, respect, managerial courage and responsibility.  Furthermore, the Board also expects each director and each member of senior management to act ethically at all times and to adhere to the policies, as well as the spirit, expressed in the Company’s Code of Ethics for Senior Executive Officers and Senior Financial Officers.  The Board will not permit any waiver of any ethics policy for any director or executive officer.

2.

Roles of Board and Management.  It is the responsibility of the Board to direct, guide and oversee the conduct of the Company’s business and to ensure that the interests of the stockholders are being served.  In carrying out that responsibility, the Board considers its primary functions to include the following:

(a)

Management Planning and Oversight.  Selecting, evaluating and compensating the Chief Executive Officer (“CEO”) and planning for CEO succession; providing counsel and oversight in the selection, evaluation and compensation of, and succession planning for, other members of senior management; and approving the appointment and compensation of executive officers.

(b)

Strategic and Operational Planning.  Reviewing, understanding and approving long-term strategic plans and annual operating plans, and monitoring the implementation and execution of those plans.

(c)

Major Corporate Actions.  Reviewing, understanding and approving significant financial and business transactions and other major corporate actions.

(d)

Financial Reporting.  Reviewing, understanding and approving financial statements and reports, and overseeing the establishment and maintenance of controls, processes and procedures to ensure accuracy, integrity and clarity in financial and other disclosures.

(e)

Governance, Compliance and Risk Management.  Establishing and maintaining governance and compliance processes and procedures to ensure that the Company is managed with the highest standards of responsibility, ethics and integrity.

(f)

General Advice to Management.  Providing general advice and counsel to the CEO and senior management in connection with issues arising during the course of managing the Company’s business.

3.

Role of Management.  It is the responsibility of management, under the direction of the CEO, to conduct the Company’s business and affairs in an effective, responsible and ethical manner, consistent with the principles and direction established by the Board.  In carrying out that responsibility, management is charged with the following:

(a)

Organizing Management.  Selecting qualified management and implementing an organizational structure that is efficient and appropriate for the Company’s operations and culture.

(b)

Strategic and Operational Planning and Implementation.  Developing long-term strategic plans and annual operating plans, presenting those plans to the Board, implementing and executing approved plans and recommending and executing changes to those plans as necessary.

(c)

Managing Risk.  Identifying and managing the risks that the Company undertakes in the course of carrying out its business and managing the Company’s overall risk profile.

(d)

Financial Reporting.  Ensuring the integrity of the financial statements and reports by implementing, and supervising the operation of, systems, controls, processes and procedures that allow the Company to record, process, summarize and report information timely and accurately and produce financial statements and other disclosures that fairly present the Company’s financial condition and results of operations and permit stockholders to understand the Company’s business, financial soundness and risks.

4.

Board Composition and Structure.

(a)

General Qualifications.  Each director should possess the highest standards of personal and professional ethics and integrity, practical wisdom and mature judgment, and should be committed to staunchly representing the interests of the stockholders.  A director should have an inquisitive and objective perspective and a proactive, focused state of mind.  The Board should be comprised of a diverse group of individuals with significant leadership accomplishments in international business, government, education or not-for-profit activities, who have been associated with institutions noted for excellence, and who have broad experience and the ability to exercise sound business judgment.

(b)

Independence.  The Board believes that its primary function is to manage the Company’s business in the best interests of the stockholders and that those interests are best served by having a substantial number of objective, independent representatives on the Board.  Consequently, at all times, a majority of the directors will be “independent.”  For this purpose, a director shall be considered to be “independent” only if the Board affirmatively determines that the director does not have any direct or indirect material relationship with the Company that may impair, or appear to impair, the director’s ability to make independent judgments.

With respect to each director, the Board’s assessment and determination of such director’s independence shall be made by the remaining independent members of the Board.  In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:

(i)

A director will not be considered to be “independent” if any of the following conditions exist at the time of determination or existed at any time during the immediately preceding five-year period:

•

The director is employed by the Company;

•

An immediate family member of the director is employed as an officer of the Company;

•

The director is employed by or affiliated with the Company’s independent auditor;

•

An immediate family member of the director is employed as a partner, principal or manager by the Company’s independent auditor; or

•

An executive officer of the Company serves on the board of directors of a company that employs the director or employs an immediate family member of the director as an officer.

For purposes of the above, “immediate family member” includes spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and other persons living in the director’s home (not including employees of the director).

(ii)

The following relationships will not be considered to be material relationships that would impair, or appear to impair, a director’s ability to make independent judgments and, therefore, will not alone prevent the director from being considered to be “independent”:

•

The director is an executive officer of a company that does business with the Company and the other company’s annual sales to, or purchases from, the Company are less than one percent of the Company’s annual revenues and less than one percent of the annual revenues of the other company;

•

The director is an executive officer of a company that is indebted to the Company or is an executive officer of a company to which the Company is indebted and, in either case, the aggregate amount of such debt is less than one percent of the Company’s total consolidated assets and less than one percent of the total consolidated assets of the other company; and

•

The director serves as an executive officer, director or trustee of a charitable organization to which the Company or any of its executive officers contributes and the combined annual contributions to such organization by the Company and its executive officers are less than one percent of that organization’s total annual charitable receipts.

The Board will review annually all commercial and charitable relationships between each director and the Company and will make a determination of such director’s independence, and the Company will disclose the Board’s determinations in the proxy statement relating to the annual meeting of stockholders.  If the Board determines that a director who has a relationship with the Company that is not described in this Paragraph 4(b) is nevertheless “independent,” such disclosures shall also include the basis for such determination.

The Board recognizes that members of the Audit Committee or the Compensation Committee may be subject to more stringent standards of “independence” pursuant to applicable rules and regulations, including the listing requirements of the various stock exchanges, accounting and auditing rules and federal securities or tax laws.  Any such more stringent standards will be reflected in the charter of the respective committee.

5.

Size of Board and Selection Process.  The number of directors constituting the full Board shall be determined from time to time by the Board, within the limits prescribed by the Company’s Articles of Incorporation and Bylaws, taking into account the size and breadth of the Company’s business and the need for Board diversity.

(a)

The Governance and Nominating Committee shall be responsible for selecting and recommending nominees for director positions to the full Board, which shall in turn submit its recommendations to the stockholders for election.  Stockholders may propose nominees for consideration through the procedures communicated to the stockholders in the annual proxy statement, and the Governance and Nominating Committee shall duly consider all such nominees.

(b)

Whenever a vacancy occurs in the Board, either because of a newly-created director position or the removal or retirement of an existing director, the Board, acting on the recommendation of the Governance and Nominating Committee, shall select a person to fill the vacancy and that person shall serve as a director until the next annual meeting of stockholders, at which time such person (or another Board nominee) shall be submitted to the stockholders for election to the Board.

6.

Retirement or Withdrawal of Directors; Conflicting Commitments.  The Board believes that directors should serve only so long as they add value to the Board.  A director’s contributions to the Board and ability to continue to contribute productively will be considered by the Governance and Nominating Committee each time a director is considered for renomination.  In that regard, the results of the annual Board self-evaluation described below will be an important factor in determining whether a director should be renominated.  No director will be asked to retire or withdraw from the Board without the approval of a majority of the remaining independent directors.

Recognizing that the most important factor in renomination considerations is a director’s contributions to Board deliberations and processes rather than length of service, the Board has not established any term limits on Board service.  However, directors will not be nominated for election to the Board after their _____ birthday.

Each director must be willing and able to devote sufficient time and attention to carrying out his or her duties and responsibilities effectively.  While the Board acknowledges the value in having directors with significant experience in other businesses and activities, it also understands that effective service requires substantial commitment.  Consequently, although the Board has not established specific guidelines regarding a director’s non-Company activities, it will take the nature and extent of those activities into account in renomination considerations.

Each director shall notify the Governance and Nominating Committee (a) prior to accepting a directorship or other position of responsibility with another company or (b) prior to or promptly following a significant change in personal circumstances (including a change in employment or principal job responsibilities).  The Governance and Nominating Committee will review and evaluate the circumstances and will make a recommendation to the full Board regarding the propriety of the director’s continued service on the Board.  If the Board determines that the director’s continued service on the Board would not be appropriate under the circumstances, the director shall offer his or her resignation.

7.

Presiding Director.  The Chair of the Governance and Nominating Committee (as such position is filled from time to time) shall serve as the Presiding Director.  The principal responsibility of the Presiding Director shall be to chair the executive sessions of the non-employee directors (as described below) and to perform such other roles and responsibilities as are assigned from time to time by the Governance and Nominating Committee or the full Board.  In addition, in the event of an unforeseen vacancy in the position of Chairman of the Board, the Presiding Director shall serve as interim Chairman of the Board for the sole purpose of calling and holding a special meeting of the Board to elect a new Chairman.  If, at any time, the Chair of the Governance and Nominating Committee is unable or unwilling to serve as the Presiding Director (or, in connection with any meeting, is absent or otherwise unable to perform the duties of Presiding Director at such meeting), then the most senior independent director (based on length of service on the Board) shall fulfill the duties and responsibilities of the Presiding Director until such time as the Chair of the Governance and Nominating Committee is again able and willing to perform those duties and responsibilities.

8.

Conduct of Board Meetings.

(a)

Number of Meetings and Attendance.  The Board shall be responsible for determining the appropriate number of regular meetings to hold each fiscal year.  Currently, the Board holds ___ meetings each year.  Each director is expected to attend all regular meetings of the Board and of the committees of which he or she is a member, and is expected to make every effort to attend any specially called Board or committee meetings.  In addition, each director is expected to attend the annual meeting of stockholders each year.  Except for the executive sessions of non-employee directors (as discussed below) and unless otherwise requested by the Board, the President, Chief Financial Officer and General Counsel shall attend all Board meetings.  In addition, the Chairman may request other members of management to attend all or portions of Board meetings for discussion purposes or to make appropriate presentations.

(b)

Meeting Agenda.  The Board shall be responsible for its agenda, and each director is encouraged to suggest agenda items to the Chairman or the Presiding Director at any time.  Prior to each Board meeting, the Presiding Director will review the specific agenda items for that meeting and, if needed, discuss the agenda with the Chairman.

(c)

Pre-Meeting Materials.  Prior to each regularly scheduled Board meeting, the Chairman shall distribute appropriate written materials relating to the substantive agenda items to be discussed at that meeting (unless confidentiality or sensitivity concerns suggest that materials be distributed only at the meeting).  Each director is encouraged to offer suggestions to either the Chairman or the Presiding Director regarding the nature or extent of information or materials that are regularly distributed in advance of Board meetings.

(d)

Executive Sessions of Non-Employee and Independent Directors.  From time to time, the directors who are not also the Company employees shall hold “executive sessions” in which they meet without the directors who are the Company’s employees.  An executive session of the non-employee directors shall be a standing agenda item at no less than two regular meetings of the Board each year and, in addition, may be called at any time by the Presiding Director or at the request of a majority of the non-employee directors.  The agenda for each executive session of the non-employee directors shall be determined by the Presiding Director, but shall focus principally on the question of whether management is performing its responsibilities in a manner consistent with the direction of the Board.

In addition, the “independent” directors (as determined pursuant to these Principles) shall meet alone in executive session at no less than two regular meetings of the Board each year.  Additional executive sessions of the independent directors may be called at any time by the Presiding Director or at the request of a majority of the independent directors.  The General Counsel shall attend executive sessions of the non-employee and independent directors as requested by the Presiding Director.

9.

Committees of the Board.  The Board shall maintain the following committees to assist it in discharging its oversight responsibilities:

(a)

Audit Committee.  The Audit Committee assists the Board in fulfilling its responsibilities to provide oversight with respect to financial statements and reports and other disclosures provided to stockholders, the system of internal controls and the audit process.

(b)

Compensation Committee.  The Compensation Committee reviews and approves, on behalf of the Board, the amounts and types of compensation to be paid to the Company’s executive officers and the non-employee directors; reviews and approves, on behalf of the Board, all bonus and equity compensation to be paid to other employees of the Company; and administers the Company’s benefit and equity compensation plans.

(c)

Governance and Nominating Committee.  The Governance and Nominating Committee oversees all matters of corporate governance for the Company, including formulating and recommending to the full Board governance policies and processes and monitoring and safeguarding the independence of the Board.  In addition, the Governance and Nominating Committee selects, evaluates and recommends to the full Board qualified candidates for election or appointment as directors.

(d)

Finance Committee.  The Finance Committee oversees all areas of corporate finance, including capital structure, equity and debt financings, capital expenditures, cash management, banking activities and relationships, investments, foreign exchange activities and share repurchase activities.

(e)

Executive Committee.  The Executive Committee may exercise all of the authority of the Board of Directors in the management of the business affairs of the Company to the extent authorized by the resolution providing for the Executive Committee or by subsequent resolution adopted by a majority of the whole Board of Directors.

The Board shall convene other standing or special committees as it deems appropriate.  Each committee is governed by a written charter approved by the full Board.  Once approved, each committee charter shall be considered to be an integral part of these Principles.  Each committee shall review its charter at least annually and shall report the results of such review (including any recommended changes) to the full Board.  Whenever a committee, pursuant to its charter, makes a decision or takes an action on behalf of the Board, the committee, through its chair, shall promptly make a report to, or otherwise notify, the full Board of such decision or action.

10.

Membership.   The membership of each committee (including the number and identity of directors comprising the committee and the director designated to serve as committee chair) shall be determined by the full Board, acting with the recommendation of the Governance and Nominating Committee.  The membership of the committees shall be rotated on a periodic basis.  The Audit Committee, the Compensation Committee and the Governance and Nominating Committee shall be comprised entirely of directors who (a) are considered to be “independent” pursuant to the standards described above under “Board Composition and Structure - Independence” and (b) satisfy any additional or supplemental independence standards applicable to the particular committee that have been established under any applicable law, rule or regulation.

11.

Conduct of Committee Meetings.  Within the confines of its purpose (as stated in its charter), each committee shall be responsible for determining the frequency and length of committee meetings and the agenda of items to be discussed.  The committee chair, in consultation with appropriate members of management, shall develop the agenda for each meeting and shall prepare and distribute appropriate written materials prior to the meeting.  The committee chair, generally with the assistance of a designated member of management, shall be responsible for ensuring minutes of each committee meeting are properly recorded, and the Secretary shall incorporate these minutes into the official Board minute book.  The committee chair shall be responsible for appraising the full Board on a regular basis of all committee proceedings, determinations and recommendations.

Any director shall be entitled to attend the meeting of any committee, regardless of whether he or she is a member of that committee.  Unless otherwise requested by the committee chair, appropriate members of management shall also attend committee meetings for discussion purposes or to make appropriate presentations.

12.

Other Board Operations and Practices.

(a)

Access to Senior Management.  Each director shall have complete and open access to management.  Directors are encouraged to coordinate such access or contact with management through the Chairman or the Board Liaison Office.

(b)

Director Orientation and Education.  The Board Liaison Office, under the guidance of the CEO, the Chief Financial Officer and the General Counsel, shall be responsible for providing orientation materials and arranging orientation meetings for new directors, as well as periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their Board duties.  Each new director shall, within six months of election to the Board, spend a day at the Company’s headquarters or other facilities for personal briefing by senior management on the Company’s business, its strategic plans, its financial statements and its key policies and practices.

(c)

On-Site Days.  Each director is expected to spend at least one day each year on-site at the Company to learn about and review in detail an area of the Company’s business.  The day will be spent with management and employees in that business area and the agenda will focus on the operations of that business, the particular strategic and risk issues facing the business and the opportunities presented.  These on-site days will be coordinated through the Board Liaison Office.

(d)

Self-Evaluation.  The Board will conduct an annual self-evaluation to identify areas of concern or potential issues relating to Board and committee processes, performance and effectiveness and to assess and evaluate the overall effectiveness of individual directors.  These evaluations will be administered by the Governance and Nominating Committee and will be reviewed and discussed with the full Board.

(e)

Evaluation of CEO.  On an annual basis, the Board shall evaluate the performance and effectiveness of the CEO, as presented by the Compensation Committee.

(f)

Management Succession and Development Planning.  The Board, with recommendations from the Compensation Committee, shall approve and maintain a succession plan for the CEO.  In addition, on an annual basis, the CEO shall present to the Board a report on succession planning for senior management and a report on management development.

(g)

Compensation of Board.  The Compensation Committee shall have the responsibility for recommending to the Board compensation and benefits for non-employee directors.  The Board believes that the amount of director compensation should be fair and competitive in relation to director compensation at other companies with businesses similar in size and scope to the Company, the type of compensation should align directors’ interests with the long-term interests of stockholders, and the structure of the compensation program should be simple, transparent and easy for stockholders to understand.  On an annual basis, the Compensation Committee shall review non-employee director compensation and benefits (including insurance and indemnity) with the full Board.

(h)

Reporting of Concerns to Independent Directors or the Audit Committee.  Anyone who has a concern about the Company’s conduct, accounting, financial reporting, internal controls or auditing matters, may communicate that concern directly to the independent directors (through the Presiding Director) or to the Audit Committee (through the committee chair).  Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing or reported by phone to the Company’s Business Ethics Office.  All such concerns will be forwarded to the appropriate directors for their review and will be simultaneously reviewed and addressed by the Business Ethics Office or the Office of the Ombuds in the same way that other concerns are addressed by management.  The status of all outstanding concerns addressed to the independent directors or the Audit Committee will be reported to the full Board on a quarterly basis.  The independent directors, the Presiding Director or the Audit Committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them.  The Company’s Code of Ethics for Senior Executive Officers and Senior Financial Officers prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

(i)

Access to Independent Advisors.  The Board and its committees, as well as the non-employee directors acting in executive session as described under “Conduct of Board Meetings - Executive Sessions of Non-Employee Directors,” shall have the right at any time to retain independent outside financial, legal or other advisors.

(j)

Stockholder Ratification of Independent Auditors.  Although the Board acknowledges that current law, rules and regulations, as well as the Charter of the Board’s Audit Committee, require the Company’s independent auditors to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of independent auditors to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such selection to be an important opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance.  Consequently, the Board will present such a proposal to the stockholders in the proxy statement related to each annual meeting of stockholders.

(k)

Board Interaction with Institutional Investors, the Press and Others.  The Board believes that management should speak for the Company.  Individual directors may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company.  However, it is expected that directors will do so only with the knowledge of the Chairman.

(l)

Review of Board Operations.  The Governance and Nominating Committee shall periodically review the Board’s operations under these Principles and shall report to the full Board any material deviations.

By Order of the Board of Directors,

By  /s/ John E. Baker

    John E. Baker, Chairman of the Board

Dated May 14, 2010.